SECOND AMENDMENT TO APPOINTMENT OF AGENT FOR
     COLLECTION AND AGREEMENT ON APPLICATION OF FUNDS

     Dated as of June 15, 1995


          THIS SECOND AMENDMENT TO APPOINTMENT OF AGENT FOR COLLECTION AND AGREEMENT ON APPLICATION OF FUNDS (this "Amendment") is being entered into by and among LUTCHER-MOORE DEVELOPMENT CORPORATION, a Louisiana corporation ("Development"), LUTCHER & MOORE CYPRESS LUMBER COMPANY, A LOUISIANA PARTNERSHIP IN COMMENDAM ("Cypress") (Development and Cypress, collectively, the "Borrowers"), and L. M. HOLDING ASSOCIATES, L. P., A LOUISIANA PARTNERSHIP IN COMMENDAM ("Holding"), with THE FIRST NATIONAL BANK OF LAKE CHARLES, a national banking association (the "Bank"), as intervenor.


     WITNESSETH:

     THAT,

     WHEREAS, the Borrowers and Holding, with the Bank as intervenor, have heretofore entered into that certain Appointment of Agent for Collection and Agreement on Application of Funds dated effective as of May 29, 1991, as heretofore amended by First Amendment thereto dated as of May 26, 1994 (as so amended, the "Servicing Agreement"); and,

     WHEREAS, pursuant to Servicing Agreement, the parties thereto agreed that payments on the Bank Renewal Note (as defined therein) would also act as payments on the Modified Purchase Note (as defined therein), and agreed that in the event of the sale of the Maurepas Acreage (as defined therein), all proceeds thereof would be be credited as a payment and credit on both the Bank Renewal Note and the Modified Purchase Note, and that until the Bank Renewal Note was paid in full, all payments or credits made by Holding to the Bank on the Modified Purchase Note would also be applied as a payment and credit against the Bank Renewal Note; and,

     WHEREAS, pursuant to the Servicing Agreement, Holding instructed Bank to receive payments from Holding toward payment of the Modified Purchase Note, and Cypress instructed Bank to act as agent for Cypress in receiving payments from Holding on the Modified Purchase Note, and to apply such funds towards further payment of the Bank Renewal Note, and the Bank agreed to the appointment by Cypress and Holding in collecting and applying payments on the Bank Renewal Note and the Modified Purchase Note in the manner requested; and,

      WHEREAS, the Bank Renewal Note (as heretofore modified by that certain Act of Correction to Promissory Note dated as of June 1, 1994, by and between Borrowers and Bank) has been further renewed and extended pursuant to the execution by Borrowers of that certain promissory note dated June 15, 1995, made by Borrowers payable to the order of the Bank in the principal sum of $2,883,717.84 (said promissory note, as the same may hereafter be modified, amended or extended, shall hereafter be referred to as the "Bank Renewal Note"), which Bank Renewal Note was given in renewal and extension (but not as a novation) of the indebtedness previously evidenced by the promissory note of the Borrowers dated May 26, 1994, made Borrowers payable to the order of Bank in the principal sum of $3,250,000.00, as amended by the aforesaid Act of Correction to Promissory Note dated as of June 1, 1994, which note has heretofore been defined as the Bank Renewal Note in the Servicing Agreement, and,

     WHEREAS, the Modified Purchase Note has been further modified and paraphed for identification with that certain Modification of Non-Negotiable Promissory Note and Waiver Agreement between Cypress and Holding dated as of June 15, 1995 (the Modified Purchase Note, as so modified, and as the same may hereafter be further modified, extended or renewed with the consent of the Bank, shall continue to be referred to as the "Modified Purchase Note").

     NOW, THEREFORE, the parties hereto, desiring to amend the Servicing Agreement to evidence the execution of the Bank Renewal Note on June 15, 1995, and the further modifications to the Modified Purchase Note, and to otherwise confirm that the terms of the Servicing Agreement shall continue to apply thereto, agree as follows:


     SECTION 1. Amendments to the Servicing Agreement. The parties hereto do hereby amend the Servicing Agreement so that all references therein to the Bank Note or to the Bank Renewal Note shall hereafter refer to the Bank Renewal Note of Borrowers dated June 15, 1995, payable to the order of Bank in the principal sum of $2,883,717.84, as the same may from time to time be further modified, extended or renewed, and do hereby further amend the Servicing Agreement so that all references therein to the Purchase Note or to the Modified Purchase Note shall continue to refer to the Modified Purchase Note, as further modified by that certain Modification of Non-Negotiable Promissory Note and Waiver Agreement between Cypress and Holding dated as of June 15, 1995, as the same may from time to time be further modified, extended or renewed with the consent of the Bank.

      SECTION 2. Ratification and Confirmation. Except as expressly modified herein, all terms and provisions of the Servicing Agreement are hereby ratified and confirmed, and shall be and shall remain in full force and effect, enforceable in accordance with its terms. Cypress, Holding and the Bank hereby acknowledge that the Modified Purchase Note has been constantly held by the Bank since May 29, 1991, pursuant to the terms of that certain Collateral Pledge Agreement & Receipt (Possessory Collateral Security Agreement) by Cypress in favor of the Bank dated May 29, 1991.

     SECTION 3. Capitalized Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Servicing Agreement.

     SECTION 4. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

     SECTION 5. Governing Law; Binding Effect. This Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana and shall be binding upon the parties hereto and their respective successors and assigns.

     SECTION 6. Headings. Section headings in this Amendment are included herein for the convenience of reference only and shall not constitute part of this Amendment for any other purpose.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by themselves or their duly authorized representatives as of June 15, 1995.


WITNESSES:

/s/
_________________________     LUTCHER-MOORE DEVELOPMENT
CORPORATION

/s/ J. William Becknell          /s/ John W. Mecom III
_________________________     By:________________________________
                                  John W. Mecom, III, President



      LUTCHER & MOORE CYPRESS LUMBER      COMPANY,
     A LOUISIANA PARTNERSHIP IN COMMENDAM

/s/ Pearline Tate
_________________________     By:  The Mary Elizabeth Mecom Irrevocable
                                   Trust, its General Partner
/s/ J. William Becknell               /s/ Mary Elizabeth Mecom
_________________________
                              By:____________________________
                                  Mary Elizabeth Mecom,
                                     its Trustee


_________________________     By:_______________________________
                                  Matilda Gray Stream, its
                                  General Partner
_________________________



     L.M. HOLDING ASSOCIATES, L.P.,
     A LOUISIANA PARTNERSHIP IN COMMENDAM


                               By:  XCL Land Ltd.
________________________           General Partner

                                    /s/ Pam Shanks
                               By:_____________________________
_________________________
                               Title: VP, CFO and Treasurer




_________________________     THE FIRST NATIONAL BANK OF LAKE CHARLES


_________________________     BY:______________________________
                                   Wayne B. Gabbert,
                                   Executive Vice President